ASPi Europe, Inc.
                               1940 West 11th Ave
                              Vancouver, BC V6J 2C6
                                     Canada
                                 (604) 687-7661
                               Fax (604) 687-7684


                                  OTCBB: "ASPQ"

                                                                  April 30, 2001


  ASPI EUROPE, INC. ENTERS INTO LETTER OF INTENT WITH GROWTH EXPERTS GROUP INC.
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VANCOUVER,  BRITISH COLUMBIA - ASPi Europe, Inc. (the "Company") announced today that it has entered into a letter of intent to acquire all of the issued and outstanding equity securities of Growth Experts Group Inc. ("GrowthExperts"). Under the terms of the letter of intent, the Company intends to acquire all of GrowthExperts' outstanding securities in exchange for 9,750,000 shares of common stock of the Company and a commitment by the Company to raise at least US $1.5 million in gross proceeds to the Company through a private placement of its equity securities prior to closing the proposed transaction.

As part of the letter of intent, the Company has agreed to loan GrowthExperts up to US $150,000 to be used as working capital. The Company intends to fund the loan by issuing a convertible promissory note.

Under the terms of the proposed transaction, it is anticipated that executives of the to-be-acquired businesses will assume senior executive positions with the Company and join the board of directors of the Company.

The shares of common stock to be issued in connection with the proposed transaction and financing will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States unless such securities are registered under the Securities Act or offered in compliance with an applicable exemption from such registration requirements.

The closing of the proposed acquisition will be subject to certain conditions, including, but not limited to, negotiation and completion of a definitive agreement and the receipt of necessary financing. There can be no assurance that the proposed transaction will be completed.

The Company will not proceed with the proposed acquisition of Digital Snaps Inc. as previously announced.

ABOUT GROWTH EXPERTS GROUP INC.

GrowthExperts (www.growthexperts.com) was founded in 1999 to meet the rapidly increasing demand for outsourced sales, marketing and data management services. GrowthExperts offers clients a scalable sales and marketing solution for acquiring and managing customers through its outbound call centers and Customer Relationship Management systems ("CRM"). CRM allows GrowthExperts' to monitor the client's customers, prospects, sales forecasts, and marketing campaigns through a single communication source. The client's advantages to using GrowthExperts' services include the speed of implementation, the reduced infrastructure costs associated with an internal sales and marketing team, and a consistent execution of the sales and marketing plan.

GrowthExperts has approximately 350 employees at its Vancouver and Nanaimo offices in British Columbia. Current and past clients of GrowthExperts include AT&T, Cingular/CellularOne, E*Trade, VoiceStream, Bell Canada, and Direct TV.


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THE SEC AND NASD HAVE NOT  REVIEWED  AND DO NOT  ACCEPT  RESPONSIBILITY  FOR THE
ADEQUACY OR ACCURACY OF THIS RELEASE.

This press release contains statements that constitute "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements in this release include statements regarding the completion of the proposed acquisition on the terms anticipated by the Company or at all; and receipt of financing necessary to complete the proposed acquisition. Factors that could cause actual results to differ materially from anticipated results include: risks associated with our limited operating history and history of losses; risks associated with our current financial condition and lack of working capital; risks associated with our potential inability to attract additional financing on terms acceptable to us or at all; risks associated with our inability to negotiate and enter into a definitive agreement for the proposed transaction on terms acceptable to us or at all; and other risks and uncertainties detailed in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.